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                                                                      EXHIBIT 15


The Stockholders and Board of Directors
First Data Corporation


We are aware of the incorporation by reference in the Registration Statements (Forms S-8 No. 33-47234, No. 33-48578, No. 33-82826, No. 33-87338, No. 33-90992,
No. 33-62921, No. 33-98724, No. 33-99882, No. 333-9017, No. 333-9031, No. 333-
28857, No. 333-68689, No. 333-81691, No. 333-85715 and No. 333-90719, Forms S-3
No. 333-4012 and 333-24667, and Form S-4 No. 333-15497) of First Data
Corporation of our reports dated April 23, 1999, July 26, 1999 and October 21, 1999 relating to the unaudited consolidated interim financial statements of First Data Corporation which are included in its Forms 10-Q for the quarters ended March 31, 1999, June 30, 1999 and September 30, 1999.

Pursuant to Rule 436(c) of the Securities Act of 1933 our reports are not a part of the registration statements prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1933.




                                    Ernst & Young LLP

November 8, 1999
Atlanta, Georgia